Exhibit 5.1

To: Tyco Flow Control International Ltd. Freier Platz 10 8200 Schaffhausen Switzerland	Homburger AG Prime Tower Hardstrasse 201 | CH–8005 Zurich P.O. Box 314 | CH–8037 Zurich T +41 43 222 10 00 F +41 43 222 15 00 lawyers@homburger.ch

July 18, 2012

Tyco Flow Control International Ltd. – Issuance of New Registered Shares with a Par Value of CHF 0.50 Each

Ladies and Gentlemen:

We have acted as special Swiss counsel to Tyco Flow Control International Ltd., a Swiss corporation (the Company), as regards the distribution (the Distribution) of such number of existing registered shares, par value CHF 0.50 each, of the Company (the Shares), to each shareholder of Tyco International Ltd. in the form of a special dividend out of qualifying contributed surplus as determined by a formula pursuant to the Separation and Distribution Agreement, dated as of March 27, 2012, among Tyco International Ltd., Tyco Flow Control International Ltd. and the ADT Corporation (the Separation Agreement).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgement. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other agreement or document referred to in any of the Documents (as defined below) or any other matter.

For purposes of giving this opinion, we have only examined originals or copies of the following documents (collectively the Documents):

(i)	an electronic copy of the executed Separation Agreement;

(ii)	an electronic copy of the public deed of incorporation of the Company, dated May 19, 2011;

(iii)	a legalized copy of the articles of association of the Company, dated July 12, 2012, in the form filed with the Commercial Register of the Canton of Schaffhausen, Switzerland, on February 24, 2012 (the Articles);

(iv)	a legalized excerpt from the Commercial Register of the Canton of Schaffhausen, dated July 12, 2012, relating to the Company (the Excerpt);

(v)	the Company’s registration statement on Form S-1 (File No. 333-181253) (the Registration Statement), filed with the U.S. Securities and Exchange Commission (the Commission) under the Securities Act 1933, as amended (the Act), and the related preliminary prospectus, dated May 8, 2012, as amended (the Prospectus), which is part of the Registration Statement.

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, our opinion is limited to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to Documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were effectively executed and certified, as applicable, in the manner and by the individuals appearing on such documents;

(c)	except as expressly opined upon herein, all information contained in the Documents is, and all material statements given in connection with the Documents are, true and accurate;

(d)	no laws other than those of Switzerland affect any of the conclusions stated in this opinion;

(e)	the Excerpt is correct, complete and up-to-date, and the Articles are in full force and effect and have not been amended;

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(f)	at the date of the Distribution (the Distribution Date), all authorizations, approvals (corporate, regulatory and other), consents, licenses, exemptions and other requirements, as regards the Company, for the filing of the Registration Statement and the Prospectus, for the distribution of the Prospectus, or for any other activities carried out in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Prospectus and the Separation Agreement, including the distribution of the Shares by Tyco International Ltd. to its shareholders in the form of a special dividend out of qualifying contributed surplus, will have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject will have been satisfied; and

(g)	the Company has not issued any new shares out of its conditional share capital.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion as of the date hereof:

1.	The Company has been duly incorporated and is validly existing as a corporation (Aktiengesellschaft) under the laws of Switzerland with all requisite corporate power and authority to conduct its business as described in the Articles.

2.	The Company’s Shares to be distributed to the shareholders of Tyco International Ltd. in the form of a special dividend out of qualifying contributed surplus on the Distribution Date have been validly issued, are fully paid and non-assessable.

IV.	Qualifications

The above opinion is subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	Other than as expressly stated herein, we express no opinion herein on the correctness or completeness of the Registration Statement or the Prospectus. In particular, and without limitation to the foregoing, we express no opinion on whether the Registration Statement and/or the Prospectus provide sufficient information for investors to reach an informed assessment of the Company, the Shares, and the transactions contemplated under the Separation Agreement. In addition, we have not been responsible for investigating or verifying the accuracy of the facts, including the business, financial and economic information contained in the Registration Statement or the Prospectus, or that no material fact has been omitted therefrom.

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(c)	In relation to the financial statements and schedules, and other financial data, contained in the Registration Statement and the Prospectus, we express no opinion as regards compliance with and completeness under art. 652a CO or any other relevant disclosure rules or standards.

(d)	We express no opinion as to any commercial, financial, accounting, calculating, auditing, tax or other non-legal matter.

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We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention. This opinion is addressed to the Company. It may not be used, copied, circulated or relied upon by any party other than the Company or for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 and to the reference to us under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion is furnished by us, as special Swiss counsel to the Company, in connection with the Distribution and shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Homburger AG

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